Exhibit 99.2


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of PSB Bancorp, Inc.. (the "Company") on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and change Commission on the date hereof (the "Report"), I, Anthony DiSandro, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) The information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company.



/s/Anthony DiSandro
--------------------------
Anthony DiSandro
Co-Chief Executive Officer
August 14, 2002